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                       NUEVO GRUPO IUSACELL, S.A. DE C.V.
 OFFER TO EXCHANGE AMERICAN DEPOSITARY SHARES OF NUEVO GRUPO ISUACELL, S.A. DE
                                      C.V.
FOR AMERICAN DEPOSITARY SHARES OF GRUPO ISUACELL, S.A. DE C.V. ON A ONE-FOR-ONE
                                     BASIS

   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M. NEW YORK CITY TIME (5:00 P.M. MEXICO CITY TIME) ON FEBRUARY 29, 2000 UNLESS EXTENDED (THE "EXPIRATION DATE")

                                                                January 31, 2000

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated January 31, 2000, relating to the offer by Nuevo Grupo Iusacell, S.A. de C.V., referred to in the Prospectus as NEW IUSACELL, to exchange its ADSs for any and all outstanding series D and series L ADSs of Grupo Iusacell, S.A. de C.V., referred to in the Prospectus as OLD IUSACELL, on a one-for-one basis. Each New Iusacell ADS represents 10 series V shares of New Iusacell common stock and each Old Iusacell series D ADS and series L ADS represents 10 series D or L shares of Old Iusacell common stock, respectively. New Iusacell series V ADSs are listed on the New York Stock Exchange under the symbol CEL and its series A and V shares are listed on the Mexican Stock Exchange. TO PARTICIPATE IN THE EXCHANGE OFFER, YOU MUST TENDER ALL OF YOUR OLD IUSACELL ADSS.

     The Prospectus is being forwarded to you as an owner of Old Iusacell ADSs either registered in your own name or registered in street name and held with a broker.

     Accordingly, we request instructions as to whether you wish to tender all Old Iusacell ADSs held by us for you pursuant to the terms and conditions set forth in the Prospectus and this letter.

     IF YOU WISH TO HAVE US TENDER ALL OF YOUR OLD IUSACELL ADSS, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM AT THE END OF THIS LETTER. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE TO PERMIT US TO TENDER OLD IUSACELL ADSS ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER.

     If, pursuant to your instructions, you tender your Old Iusacell ADSs as part of the Exchange Offer, then you will be deemed to have represented, warranted and agreed for the benefit of New Iusacell and its agents that (i) you have received a copy of the Prospectus and have read and agreed to be bound by all the terms and conditions set forth in the Prospectus, (ii) you have full power and authority to tender your Old Iusacell ADSs and to acquire the New Iusacell ADSs issuable in exchange for your Old Iusacell ADSs, (iii) you sell, assign and transfer your Old Iusacell ADSs to the Exchange Agent, as agent for New Iusacell, and irrevocably constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact, to cause your Old Iusacell ADSs to be exchanged in the Exchange Offer (such power of attorney being irrevocable and coupled with an interest), subject only to the right of withdrawal described in the Prospectus, (iv) your Old Iusacell ADSs are being tendered, and when accepted by the Exchange Agent as agent for New Iusacell, will be free and clear of all charges, liens, restrictions, claims, equitable interests and encumbrances (other than the claims under the express terms of the Exchange Offer), and (v) you will, upon the request of the Exchange Agent or New Iusacell, execute and deliver any additional documents necessary or desirable to complete the exchange of your Old Iusacell ADSs.

     All authority conferred or agreed to be conferred, and all representations, warranties and agreements made, by a holder or beneficial owner of Old Iusacell ADSs shall survive the death or incapacity of such holder or owner and shall in all respects be binding upon the successors, assigns, heirs, executors, administrators and personal representatives of such holder or owner.
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     New Iusacell reserves full discretion to determine all questions as to tenders, including whether the documentation is complete, the date and time of receipt of a tender, the propriety of execution and delivery of any document or instruction, and other questions as to validity, form, eligibility or acceptability of any tender. New Iusacell reserves the right to reject any tender not in proper form or otherwise not valid or the acceptance of which may, in the opinion of New Iusacell's counsel, be unlawful or to waive any irregularities or, in its reasonable discretion, to waive any conditions, and New Iusacell's interpretation of the terms and conditions of the Exchange Offer will be final and binding. New Iusacell shall not be obligated to give any notice of any defect or irregularities in tenders and shall not incur any liability for failure to give such notice. The Exchange Agent may, but shall not be obligated to, give notice of any irregularities or defects in tenders, and shall not incur any liability for any failure to give such notice. Old Iusacell ADSs shall not be deemed to have been duly or validly tendered unless and until all defects and irregularities have been cured or waived.

     THE METHOD OF DELIVERY OF OLD IUSACELL ADSS AND ALL OTHER DOCUMENTS OR INSTRUCTIONS IS AT YOUR RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     New Iusacell intends to pay all security transfer taxes and deposit fees, if any, applicable to the transfer of any New Iusacell ADSs pursuant to the Exchange Offer, unless the holder tendering Old Iusacell ADSs differs from the person receiving the New Iusacell ADSs or if a transfer tax is imposed for any reason other than the transfer of New Iusacell ADSs pursuant to the Exchange Offer, in which case the amount of any fees or taxes shall be paid by the transferor.

     If you do not tender your Old Iusacell ADSs in the exchange offer, you will be deemed to have instructed the Old Iusacell ADS depositary to exchange the Old Iusacell shares underlying your ADSs for New Iusacell series V shares. Upon expiration of the exchange offer, the Old Iusacell ADS deposit agreements will be deemed terminated. If you did not tender your Old Iusacell ADSs in the Exchange Offer, during the 30 day period, you may contact the Old Iusacell depositary and request that your untendered Old Iusacell ADSs be converted into series V shares. If you do not exchange your Old Iusacell ADSs or convert them to series V shares, then, following the termination of the amended Old Iusacell ADS deposit agreements, the Old Iusacell ADS depository will sell the series V shares underlying your untendered Old Iusacell ADSs and you will be entitled to receive the proceeds from the sale, less fees and expenses.

     If you are exchanging Old Iusacell shares you should contact the Exchange Agent at (800) 507-9357 or New Iusacell's General Counsel at +525-109-4400 for information as to the procedures to follow.

     If you have any questions about the exchange offer, including procedure for tendering Old Iusacell ADSs, you should contact New Iusacell's General Counsel at +525-109-4400.

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                  INSTRUCTIONS WITH RESPECT TO EXCHANGE OFFER

     The undersigned acknowledges receipt of this letter and the Prospectus, dated January 31, 2000, of Nuevo Grupo Iusacell, S.A. de C.V. By signing below, the undersigned gives instructions to tender all of the undersigned's Old Iusacell ADSs held on behalf of the undersigned pursuant to the terms and conditions set forth in the Prospectus and this letter.

             PRINTED NAME(S) AND ADDRESS(ES)                                     SIGNATURE(S)

                                                           --------------------------------------------------------
                                                           --------------------------------------------------------
                                                                       Holder's Customer Representative
                                                           --------------------------------------------------------
                                                                                >Telephone No.:
                                                                  ------------------------------------------

Employer ID No.s/
S.S. No.'s (if applicable):
  ---------------------------------                                          Holder's Account No.:
                                                                     ------------------------------------

IF YOU DO NOT EXCHANGE YOUR OLD IUSACELL ADSs PLEASE NOTE THAT THEY WILL NO LONGER BE LISTED ON THE NEW YORK STOCK EXCHANGE SHORTLY AFTER THE EXCHANGE OFFER AND WILL THEREFORE NOT BE TRADEABLE.

The Exchange Agent for the offering is: The Bank of New York.

     By Mail: Tender & Exchange         By Confirmation Telephone: (800)    By Hand or Overnight Courier: Tender
  Department P.O. Box 11248 Church                  507-9357                 & Exchange Department 101 Barclay
 Street Station New York, New York                                           Street Receive and Deliver Window
             10286-1248                                                           New York, New York 10286

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